Exhibit 5.1

Execution Version

Molecular Partners AG Wagistrasse 14 8952 Schlieren Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH-8005 Zurich homburger.ch T +41 43 222 10 00
July 1, 2022

Molecular Partners AG – Registration Statement on Form F-3 – Exhibit 5.1

Ladies and Gentlemen:
We have acted as special Swiss counsel to Molecular Partners AG, a stock corporation incorporated under the laws of Switzerland (the Company), in connection with the filing of a registration statement on Form F-3 (the Registration Statement), including the base prospectus (the Base Prospectus) and the sales agreement prospectus (the Prospectus Supplement) set forth therein, to be filed with the United States Securities and Exchange Commission (the SEC) on the date hereof for the purpose of registering under the United States Securities Act of 1933, as amended (the Securities Act), American Depositary Shares (the ADSs) representing common registered shares of the Company with a nominal value of CHF 0.10 each (the New Shares and the ADSs representing the New Shares, the New ADSs), to be issued out of authorized share capital of the Company, for an aggregate offer price of up to USD 100,000,000. As such counsel, we have been requested to give our opinion as to certain legal matters of Swiss law.
Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Documents (as defined below).
1I.Basis of Opinion
This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any document referred to in the Documents (other than as listed below) or any other matter.
For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.
For purposes of this opinion, we have only reviewed originals or copies of the following documents we have deemed necessary or advisable for the purpose of rendering this opinion (collectively, the Documents):
(i)an electronic copy of the Registration Statement, including the Base Prospectus and the Prospectus Supplement;
(ii)an electronic copy of the articles of incorporation (Statuten) of the Company, the form of which is filed as Exhibit 4.1 to the Registration Statement (the Articles);
(iii)an electronic copy of a web-excerpt from the commercial register of the Canton of Zurich dated July 1, 2022, relating to the Company (the Excerpt);
(iv)an electronic copy of the notarized resolutions passed at the Company's ordinary general meeting of shareholders held on April 13, 2022 (the ATM Shareholders' Resolution), resolving on, inter alia, the renewal of the Company's authorized share capital in the aggregate amount of CHF 807,316.20, authorizing the board of directors of the Company to issue up to 8,073,162 fully paid-up registered shares with a nominal value of CHF 0.10 each and to exclude the pre-emptive subscription rights of the existing shareholders for purposes of the issuance of the New Shares;
(v)an electronic copy of the resolutions of the board of directors of the Company dated June 23, 2022, approving, inter alia, (a) the filing of the Registration Statement, the Base Prospectus and the Prospectus Supplement with the SEC and (b) the Issuance, Safekeeping in Treasury and Delivery of the New Shares (as defined therein) (the ATM Board Resolution); and
(vi)an electronic copy of the resolutions of the board of directors of the Company dated June 23, 2022 approving the increase of the Company's share capital by CHF 350,000 through the issuance of 3,500,000 registered shares with a nominal value of CHF 0.10 each (the Capital Increase) based on the ATM Shareholders' Resolution (Durchführungsbeschluss) (the Capital Increase Board Resolution).
No documents other than the Documents have been reviewed by us in connection with this opinion. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.
1II.Assumptions
In rendering the opinion below, we have assumed the following:
(a)all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, electronic copies) conform to the original;
(b)all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents, and any electronic or facsimile signatures thereon have been produced and used in accordance with applicable internal rules and/or procedures and the individual to whom any such electronic or facsimile signature belongs has consented to the use of his or her signature for each such document on which it appears;
(c)all documents produced to us in draft form will be executed in the form of the draft submitted to us;
(d)each party to the Documents is a corporation or other legal entity duly organized and validly existing and in good standing (if applicable) under the laws of the jurisdiction of its incorporation and/or establishment and none of the parties to the Documents (other than the Company) has passed or, until the issuance of all New Shares, will have passed a voluntary winding-up resolution; no petition has been, or, until the issuance of all New Shares, will be presented or order made by a court for the winding-up, dissolution, bankruptcy or administration of any party (other than the Company); and no receiver, trustee in bankruptcy, administrator or similar officer has been or, until the issuance of all New Shares, will have been appointed in relation to any of the parties (other than the Company) or any of their assets or revenues;
(e)to the extent relevant for purposes of this opinion, any and all information contained in the Documents is and will be true, complete and accurate at all relevant times;
(f)no laws (other than those of Switzerland) affect any of the conclusions stated in this opinion;
(g)the Excerpt was correct, complete and up-to-date as of the date it was issued and continues to be correct and no changes have been made or should have been or should be reflected in the Excerpt as of the date hereof;

(h)the Registration Statement, the Base Prospectus, the Prospectus Supplement and the Articles (i) are unchanged and correct, complete and up-to-date and in full force and effect as of the date hereof and (ii) no changes have been made which should have been or should be reflected in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Articles, as the case may be, as of the date hereof;
(i)the ATM Shareholders' Resolution, the ATM Board Resolution and the Capital Increase Board Resolution (i) have been duly resolved in a meeting duly convened and otherwise in the manner set forth therein, (ii) have not been amended and (iii) are in full force and effect;
(j)prior to the issuance of the New Shares, the board of directors of the Company will have resolved in the presence of a notary on the execution of the Capital Increase, validly excluded the pre-emptive rights of the existing shareholders for purposes of the issuance of the New Shares, as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement, issued a capital increase report with respect to the Capital Increase (Kapitalerhöhungsbericht), and made the corresponding declarations required for implementing the Capital Increase and the amendment of the Articles (Feststellungs- und Statutenänderungsbeschluss) and such resolutions will not have been amended and will be in full force and effect until the issuance of all such New Shares;
(k)the Company has not entered and will not enter into any transaction which could be construed as repayment of share capital (Einlagenrückgewähr) and has not undertaken and will not undertake an acquisition in kind (Sacheinlage) or intended acquisition in kind (Sachübernahme) without complying with the formal procedure set forth in article 628 of the Swiss Code of Obligations (the CO);
(l)all authorizations, approvals, consents, licenses, exemptions, other than as required by mandatory Swiss law applicable to the Company or the Articles, and other requirements for the filing of the Registration Statement, the Base Prospectus, the Prospectus Supplement or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Registration Statement, the Base Prospectus and the Prospectus Supplement have been duly obtained or fulfilled in due time and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied;
(m)all signatures appearing on all original documents or copies thereof which we have examined are genuine and authentic; and
(n)the Company is, at the date hereof, not insolvent or over-indebted.

1III.Opinion
Based on the foregoing and subject to the qualifications set out below, we are of the opinion that the New Shares, if and when issued and paid for pursuant to the Articles and Swiss law—in particular after such New Shares have been validly subscribed for and the issue price for such New Shares has been paid-in in accordance with the Articles and Swiss law and upon registration of the Capital Increase with the commercial register of the Canton of Zurich and the electronic publication of such registration in the Swiss Official Gazette of Commerce—and if and when such New Shares have been entered into the Company's book of uncertificated securities, will be validly issued, fully paid as to their nominal value and non-assessable.
1IV.Qualifications
The above opinions are subject to the following qualifications:
(a)The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.
(b)The exercise of voting rights and rights related thereto with respect to any New Shares is only permissible after registration in the Company's share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Articles.
(c)We express no opinion as to whether the Registration Statement, the Base Prospectus and the Prospectus Supplement are accurate, true, correct, complete or not misleading. In particular, and without limitation to the foregoing, we express no opinion on whether the Registration Statement, the Base Prospectus and the Prospectus Supplement provide sufficient information for investors to reach an informed assessment of the Company, any companies within the Company's consolidation perimeter and the New Shares.
(d)Notwithstanding or irrespective of a registration of the Capital Increase with the commercial register of the Canton of Zurich, the underlying shareholders' resolutions may be challenged by a dissenting shareholder of the Company of others in court or otherwise.
(e)We express no opinion as to tax or regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matter.
* * *
We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention hereafter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption "Legal Matters" in each of the Base Prospectus and the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
This opinion is governed by and shall be construed in accordance with the laws of Switzerland.
Sincerely yours
/s/ Homburger AG